Exhibit 99.1

GAP INC. UPDATES INVESTORS ON STRATEGIES TO REGAIN MARKET SHARE AND EXPAND INTERNATIONALLY

NEW YORK – October 15, 2009 – Determined to build upon the success of its Old Navy brand this year, Gap Inc. (NYSE: GPS) today will present investors with an update on its strategies to regain market share and invest further in its online and international businesses.

Among specific announcements, Gap brand will return to television advertising in November, following a two-year absence. The company will also continue to invest internationally, including: opening its first Gap store in China in 2010; expanding its Outlet store presence internationally; and launching online businesses in Canada and the United Kingdom in 2010.

“Old Navy’s performance this year has shown what we can deliver through consistent products, re-invigorated marketing, and an enhanced store environment,” said Glenn Murphy, chairman and CEO of Gap Inc. “With our improved economic model, we’re ready to step up our investments and strategies to regain market share and expand our international platform.”

“We are positioned well due to our focus over the last two years on delivering healthy merchandise margins, maintaining costs, generating strong free cash flow and improving our return on invested capital,” said Sabrina Simmons, the company’s chief financial officer. “We’ll bring this same financial rigor to managing the next phase of our strategy to improve our results going forward.”

In addition to Murphy and Simmons, today’s investor meeting at the company’s New York office will include the presidents of Gap, Banana Republic and Old Navy, as well as the leader of the company’s online business. Highlights of the business updates follow:

Old Navy: Tom Wyatt

Old Navy is building on the work it began last year to re-establish itself as a fun, family value brand. This strategy has helped stabilize the business and strengthen its brand positioning. With its unique and fun Supermodelquin advertising campaign, Old Navy is becoming top of mind for consumers. To work towards steadily winning more share of the value market, Old Navy will continue to offer quality products at consistent, compelling prices. In addition, Old Navy will focus on improving the experience for customers within the store through a recently unveiled new store design, which will be in about 50 stores by the end of 2009.

Gap brand: Marka Hansen

Gap is focused on regaining relevance with customers by concentrating on product, store experience, and creative marketing campaigns. Like the recent 1969 premium denim relaunch, Gap brand will continue to focus on reinventing key product categories through 2010, such as khakis and pants. To enhance store sales productivity, Gap will continue to optimize the size of its stores. It will also continue to remodel stores to improve the shopping experience. Gap will also return to television advertising in November.

Banana Republic: Jack Calhoun

With new merchandising and marketing leaders in place, Banana Republic is focused on better connecting with its target customer base. It will do this by rebalancing its product assortment to reflect its affordable luxury brand proposition, and through its marketing, work to reignite the core essence of the brand. The brand leaders recognize the product and marketing became “too serious” and “too heavily work focused,” and are working to create a more versatile wardrobe offering for the coming seasons that balances products more evenly across weekend, work and going out occasions.

Gap Inc. Direct: Toby Lenk

Gap Inc. Direct has grown from $595 million in sales in fiscal year 2005 to more than $1 billion in sales for fiscal year 2008, and continues to offer growth opportunities for the company. In 2009, Gap Inc. Direct successfully integrated acquired active wear brand Athleta into its online platform. In addition, the company added contemporary apparel to its online shoe and handbag shop, Piperlime. To more deeply engage with existing customers and allow potential customers to better understand clothing options and fits, Gap Inc. Direct recently added customer reviews across all of its brands’ e-commerce sites. The division’s top priorities for 2010 focus on international expansion by offering customers in Canada and the United Kingdom the ability to shop online.

Investor Meeting Details

The Investor Meeting is being held on Thursday, October 15, 2009 in New York. The conference call and audio webcast will run from 8:30 a.m. to 11:00 a.m. Eastern time.

To access the conference call, please dial (800) 374-0168, or (706) 634-0994 for international callers. The webcast can also be accessed from the Conference Calls & Webcasts page in the Financials & Media section of gapinc.com at http://www.gapinc.com/public/Investors/inv_fin_conf_calls_and_webcast. htm.

(Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)

A replay of these sessions will be made available for four weeks after the event and archived on gapinc.com.

Forward-looking statements

This press release, and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements.

Forward-looking statements include statements regarding: (i) earnings growth through healthy merchandise margins; (ii) ongoing cost management; (iii) generating strong free cash flow; (iv) improving return on invested capital; (v) growing top-line sales and improving comp store sales trends; (vi) regaining market share; (vii) year-over-year change in inventory per square foot at the end of the third and fourth quarters of fiscal year 2009; (viii) margin expansion opportunities; (ix) average unit costs for fiscal year 2009 and fiscal year 2010; (x) improvement in average unit retail; (xi) growing total gross margin dollars; (xii) change in square footage in fiscal year 2009 and over the next five years; (xiii) real estate negotiations, and impact on cash flow and long-term economics; (xiv) marketing spend for the third and fourth quarters of fiscal year 2009; (xv) operating expenses for the third and fourth quarters of fiscal year 2009; (xvi) future operating margin expansion being driven more by gross margin than by operating expense reduction; (xvii) cash target; (xviii) capital investments in fiscal year 2009; (xix) share repurchases in the third quarter of fiscal year 2009; (xx) upgrading, remodeling and/or consolidating stores; (xxi) becoming one of the largest and most profitable ecommerce companies in the world; (xxii) gaining online market share in 2010; (xxiii) international expansion, including retail stores in China, online in Canada and the United Kingdom, as well as additional expansion opportunities through online, Outlet and franchise; and (xxiv) changes in headcount.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the adoption of new accounting pronouncements will impact future results; the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the company’s financial performance or strategies; the highly competitive nature of the company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that the company will be unsuccessful in identifying and negotiating new store locations and renewing leases for existing store locations effectively; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives; the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs, structure and access to capital in future periods; the risk that changes to the company’s information technology systems may disrupt its operations; the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt the company’s supply chain or operations; the risk that the company’s efforts to expand internationally through franchising and similar arrangements may not be successful and could impair the value of its brands; the risk that acts or omissions by the company’s third party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on the company’s reputation or operations; the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition and results of operations; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, costs and expenses, and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009. Readers should also consult the company’s quarterly report on Form 10-Q for the fiscal quarter ended August 1, 2009.

These forward-looking statements are based on information as of October 15, 2009. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SEC Regulation G

The related conference call and webcast also include the non-Generally Accepted Accounting Principle (GAAP) measure – free cash flow – which under SEC Regulation G we are required to reconcile to GAAP measures. Reconciliations of the free cash flow measures to GAAP financial measures are included in the table at the end of this release.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories and personal care products for men, women, children and babies under the Gap, Banana Republic, Old Navy, Piperlime and Athleta brand names. Fiscal 2008 sales were $14.5 billion. Gap Inc. operates more than 3,100 stores in the United States, the United Kingdom, Canada, France, Japan and Ireland. In addition, Gap Inc. is expanding its international presence with franchise agreements in Asia, Europe, Latin America and the Middle East. For more information, please visit gapinc.com.

Investor Relations:

Aina Konold

415-427-4454

Media Relations:

Louise Callagy

415-699-2963

press@gap.com

The Gap, Inc.

SEC REGULATION G

UNAUDITED

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

($ in millions)	26 Weeks Ended August 1, 2009
Net cash provided by operating activities	$720
Less: purchases of property and equipment	(131)

Free cash flow (a)	$589

	Fiscal Year (number of weeks)
($ in millions)	2008 (52)	2007 (52)	2006 (53)	2005 (52)	2004 (52)
Net cash provided by operating activities	$1,412	$2,081	$1,250	$1,551	$1,597
Less: purchases of property and equipment	(431)	(682)	(572)	(600)	(419)

Free cash flow (a)	$981	$1,399	$678	$951	$1,178

(a)	Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric as it represents a measure of how much cash a company has available after the deduction of capital expenditures, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.